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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report on Microsurge, Inc., which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated March 14, 1997 on our audits of the financial statements of Microsurge, Inc. as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K/A as amended on April 28, 1997 of Urohealth Systems, Inc. We also consent to the inclusion and incorporation by reference in this Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report dated May 9, 1997 included in Urohealth Systems, Inc.'s Annual Report on Form 10-K on our audits of the financial statements of Microsurge, Inc. as of March 31, 1997 and 1996 and for the year ended March 31, 1997, the nine months ended March 31, 1996 and the year ended December 31, 1995 (not separately included therein). We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts


July 22, 1997